EXHIBIT 10.12

OPTION CERTIFICATE NO:

STOCK OPTION AGREEMENT
OF
SILICON MOUNTAIN MEMORY INCORPORATED
     Silicon Mountain Memory Incorporated, (the “Company”), desiring to afford an opportunity to the Option Holder named below to purchase certain shares of the Company’s common stock, $.01 (one cent) par value, to provide the Option Holder with an added incentive as an employee of the Company, hereby grants to the Option Holder, and the Option Holder hereby accepts, an option to purchase the number of such shares specified below, during a term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below (“Option Period”), at the option exercise price specified below, which is the Fair Market Value per share of the Company common shares on the date of this Agreement, subject to and upon the following terms and conditions:
1.	IDENTIFYING PROVISIONS:
               As used in this Option Agreement, the following terms shall have the following respective meanings:
a.	Option Holder:

b.	Date of Grant:

c.	Number of Shares Optioned:

d.	Option Exercise Price Per Share:

e.	Expiration Date:
CHECK ONE:
☐	This Option is intended to be and shall be treated as an incentive stock option under Section 422 of the Internal Revenue Code.

☐	This Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code.
Form of Stock Option Agreement for 2003 Equity Incentive Plan

2.	VESTING SCHEDULE AND FORFEITURE

This Option shall become exercisable in installments as follows:

3.	RESTRICTIONS ON TRANSFERABILITY OF OPTION
               This Option may not be assigned or transferred by the Option Holder other than by will or the laws of descent and distribution and may be exercised during the Option Holder’s lifetime only by the Option Holder or the Option Holder’s guardian or legal representative. Except as otherwise provided herein, the Option and all rights granted under this Agreement shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, levy, garnishment, attachment, pledge, bankruptcy, or similar process. Upon any such attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such rights, such Option and such rights shall immediately become null and void.
4.	REQUIREMENTS BY LAW
               By accepting this Option, the Option Holder represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.
               No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued or delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.
5.	STOCK TRANSFER RESTRICTION AGREEMENT
               By accepting this Option, the Option Holder represents and agrees for himself or herself, and his or her transferees by will or the laws of descent and distribution, that no
Form of Stock Option Agreement for 2003 Equity Incentive Plan

certificate or certificates for Shares of Stock purchased upon exercise of this Option shall be issued or delivered unless and until the Option Holder agrees to and executes any and all Stock Transfer Restriction Agreements which the Company then requires, and further complies with all the provisions and requirements thereof.
6.	STOCK OPTION PLAN
     This Option is subject to, and the Company and the Option Holder agrees to be bound by, all of the terms and conditions of the Company’s 2003 Equity Incentive Plan under which this Option was granted, as the same may have been amended from time to time in accordance with its terms, provided that no such amendment shall deprive the Option Holder, without the Option Holder’s consent, of this Option or of any rights hereunder. Pursuant to said plan, the Board of Directors of the Company or its Committee established for such purposes is vested with conclusive authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is attached hereto, incorporated herein, and available for inspection during business hours by the Option Holder or other persons entitled to exercise this Option at the Company’s principal office.
7.	NOTICES
               Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and to corporate counsel, Alan Talesnick, PATTON & BOGGS, 1801 California St, Denver, Colorado 80202, and any notice to be given to the Option Holder shall be addressed to the Option Holder at the address set forth beneath the Option Holder’s signature hereto or at such other address as the Option Holder may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.
8.	RULES OF CONSTRUCTION
               This Agreement has been executed and delivered by the Company in Colorado and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Company’s 2003 Equity Incentive Plan under which this Option is granted, the provisions in the Plan shall govern and prevail. The receipt of this Option does not give the Option Holder any right to continue employment by the Company or a subsidiary for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Option Holder for any period.
Form of Stock Option Agreement for 2003 Equity Incentive Plan

     IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.
SILICON MOUNTAIN MEMORY INCORPORATED

By:
President
Corporate Seal
Attest:
Secretary

OPTION HOLDER

Form of Stock Option Agreement for 2003 Equity Incentive Plan